Supplemental Operating and Financial Data
For the Quarter Ended September 30, 2008

Douglas Emmett, Inc.	TABLE OF CONTENTS

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements.  You should not rely on forward looking statements as predictions of future events. Forward looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern California and Honolulu; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Douglas Emmett, Inc.

CORPORATE DATA

Douglas Emmett, Inc.	CORPORATE DATA as of September 30, 2008

Douglas Emmett, Inc. (NYSE: DEI) is a fully integrated, self-administered and self-managed real estate investment trust (REIT), and one of the largest owners and operators of high-quality office and multifamily properties located in submarkets in California and Hawaii. The Company’s properties are concentrated in ten submarkets – Brentwood, Olympic Corridor, Century City, Santa Monica, Beverly Hills, Westwood, Sherman Oaks/Encino, Warner Center/Woodland Hills, Burbank, and Honolulu.  The Company focuses on owning and acquiring a substantial share of top-tier office properties and premier multifamily communities in neighborhoods that possess significant supply constraints, high-end executive housing and key lifestyle amenities.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission.  Additional information about us and our properties is also available at our website www.douglasemmett.com.

Number of office properties owned (1)	55
Square feet owned (in thousands) (1)	13,328
Office leased rate as of September 30, 2008	94.0%
Office occupied rate as of September 30, 2008 (2)	93.3%
Number of multifamily properties owned	9
Number of multifamily units owned	2,868
Multifamily leased rate as of September 30, 2008	99.6%
Market capitalization (in thousands):
Total debt(3) (4)	3,706,175
Common equity capitalization(5)	3,598,514
Total market capitalization	7,304,689
Debt/total market capitalization	50.7%
Common stock data (NYSE:DEI):
Range of closing prices(6)	$20.06 - $24.97
Closing price at quarter end	$23.07
Weighted average diluted shares outstanding (in thousands) (6) (7)	156,519
Shares of common stock outstanding on September 30, 2008 (in thousands) (8)	121,672

(1)	Includes 6 properties totaling 1.4 million square feet acquired at the end of March 2008. All properties are 100% owned except Honolulu Club where we own a two-thirds interest.
(2)	Represents percent leased less signed leases not yet commenced.
(3)	Excludes non-cash loan premium.
(4)	Excludes one-third of the $18 million debt balance carried by a consolidated joint venture formed in 2008, of which our Operating Partnership (OP) owns a two-thirds interest.
(5)	Common equity capitalization represents the total number of shares of common stock and OP units outstanding multiplied by the closing price of our stock at the end of the period.
(6)	For the quarter ended September 30, 2008.
(7)	Diluted shares shown here represent ownership in our company through shares of common stock and OP units.
(8)	This amount represents undiluted shares, and does not include OP units.

Douglas Emmett, Inc.	INVESTOR INFORMATION

CORPORATE
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
(310) 255-7700

BOARD OF DIRECTORS

Dan A. Emmett Chairman of the Board, Douglas Emmett, Inc	Leslie E. Bider Chief Executive Officer, PinnacleCare and Former Chairman and Chief Executive Officer, Warner Chapel Music, Inc.	Thomas E. O’Hern Executive Vice President, Chief Financial Officer and Treasurer, Macerich Company
Jordan L. Kaplan President and Chief Executive Officer, Douglas Emmett, Inc.	Victor J. Coleman Former President and Chief Operating Officer, Arden Realty, Inc. and Managing Director, Hudson Capital, LLC	Dr. Andrea L. Rich Former President and Chief Executive Officer, Los Angeles Museum of Art, and Former Executive Vice Chancellor and Chief Operating Officer, University of California Los Angeles
Kenneth M. Panzer Chief Operating Officer, Douglas Emmett, Inc.	Ghebre Selassie Mehreteab Chief Executive Officer, NHP Foundation	William Wilson III Former Chairman, Cornerstone Properties, Inc., Managing Partner, Wilson Meany Sullivan, LLC

EXECUTIVE AND SENIOR MANAGEMENT

Jordan L. Kaplan President and Chief Executive Officer	Kenneth M. Panzer Chief Operating Officer	William Kamer Chief Financial Officer
Allan B. Golad SVP, Property Management	Gregory R. Hambly Chief Accounting Officer	Michael J. Means SVP, Commercial Leasing

INVESTOR RELATIONS

Mary C. Jensen
Vice President - Investor Relations
(310) 255-7751
Email Contact:  mjensen@douglasemmett.com
Please visit our corporate website at:  www.douglasemmett.com

Douglas Emmett, Inc.

CONSOLIDATED
FINANCIAL RESULTS

Douglas Emmett, Inc.	BALANCE SHEETS (in thousands)

	September 30, 2008	December 31, 2007
	(unaudited)
Assets
Investment in real estate:
Land	$892,239	$825,560
Buildings and improvements	5,519,479	4,978,124
Tenant improvements and lease intangibles	538,477	460,486
	6,950,195	6,264,170
Less: accumulated depreciation	(426,332)	(242,114)
Net investment in real estate	6,523,863	6,022,056

Cash and cash equivalents	2,155	5,843
Tenant receivables, net	688	955
Deferred rent receivables, net	31,691	20,805
Interest rate contracts	92,223	84,600
Acquired lease intangible assets, net	19,735	24,313
Other assets	33,978	31,396
Total assets	$6,704,333	$6,189,968

Liabilities
Secured notes payable	$3,712,175	$3,080,450
Unamortized non-cash debt premium	21,697	25,227
Interest rate contracts	144,496	129,083
Accrued interest payable	21,933	13,963
Accounts payable and accrued expenses	43,911	48,741
Acquired lease intangible liabilities, net	207,184	218,371
Security deposits	35,891	31,309
Dividends payable	22,814	19,221
Total liabilities	4,210,101	3,566,365

Minority interests	554,048	793,764

Stockholders’ Equity
Common stock	1,217	1,098
Additional paid-in capital	2,280,396	2,019,716
Accumulated other comprehensive income	(96,045)	(101,163)
Accumulated deficit	(245,384)	(89,812)
Total stockholders’ equity	1,940,184	1,829,839
Total liabilities and stockholders’ equity	$6,704,333	$6,189,968

Douglas Emmett, Inc.	QUARTERLY OPERATING RESULTS (unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
Office rental:
Rental revenues	$112,787	$94,592	$323,016	$279,088
Tenant recoveries	8,335	7,973	22,523	23,138
Parking and other income	14,681	12,137	41,252	34,335
Total office revenues	135,803	114,702	386,791	336,561

Multifamily rental:
Rental revenues	16,483	16,994	50,130	50,387
Parking and other income	950	765	2,698	2,338
Total multifamily revenues	17,433	17,759	52,828	52,725

Total revenues	153,236	132,461	439,619	389,286

Operating Expenses:
Office expenses	39,915	34,086	109,404	100,121
Multifamily expenses	4,238	4,592	12,503	13,943
General and administrative	5,243	5,862	16,257	16,024
Depreciation and amortization	63,611	50,629	184,218	152,244
Total operating expenses	113,007	95,169	322,382	282,332

Operating income	40,229	37,292	117,237	106,954

Other (expense) income	(43)	205	489	659
Interest expense	(52,586)	(41,504)	(145,580)	(118,119)
Loss before minority interests	(12,400)	(4,007)	(27,854)	(10,506)
Minority interests	2,704	1,222	6,230	3,188
Net loss	$(9,696)	$(2,785)	$(21,624)	$(7,318)

Net loss per common share – basic and diluted(1)	$(0.08)	$(0.03)	$(0.18)	$(0.06)

Weighted average shares of common stock outstanding – basic and diluted(1)	121,509	110,956	120,373	113,593

(1)
Diluted shares are calculated in accordance with accounting principles generally accepted in the Unites States (GAAP) and include common stock plus dilutive equity instruments, as appropriate.  This amount excludes OP units, which are included in the non-GAAP calculation of diluted shares on page 2.

Douglas Emmett, Inc.	FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS (unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Funds From Operations (FFO)
Net loss	$(9,696)	$(2,785)	$(21,624)	$(7,318)
Depreciation and amortization of real estate assets	63,611	50,629	184,218	152,241
Minority interests	(2,704)	(1,222)	(6,230)	(3,188)
Loss on asset disposition	33	-	65	-
Less: adjustments attributable to minority interest in consolidated joint venture	(151)	-	(313)	-
FFO	$51,093	$46,622	$156,116	$141,735
Adjusted Funds From Operations (AFFO)
FFO	$51,093	$46,622	$156,116	$141,735
Straight-line rent adjustment	(3,244)	(4,075)	(10,886)	(13,082)
Amortization of acquired above and below market leases	(10,639)	(9,996)	(32,330)	(29,933)
Amortization of interest rate contracts and loan premium	4,376	2,232	9,378	6,556
Amortization of prepaid financing	577	282	1,417	782
Recurring capital expenditures, tenant improvements and leasing commissions	(6,501)	(7,377)	(18,400)	(19,882)
Non-cash compensation expense	1,119	468	5,459	1,830
Less: adjustments attributable to minority interest in consolidated joint venture	58	-	106	-
AFFO	$36,839	$28,156	$110,860	$88,006

Weighted average share equivalents outstanding - fully diluted	156,519	160,625	156,555	164,230
FFO per share- fully diluted	$0.33	$0.29	$1.00	$0.86
Dividends per share declared	$0.1875	$0.1750	$0.5625	$0.5250
AFFO payout ratio	79.39%	98.62%	79.07%	96.79%

NOTE: See page 10 for our definition of FFO and AFFO.

Douglas Emmett, Inc.	SAME PROPERTY STATISTICAL AND FINANCIAL DATA (unaudited and in thousands, except statistics)

	Three Months Ended September 30,
	2008	2007	% Change

Same Property Office Statistics
Number of properties	47	47
Rentable square feet	11,636,924	11,635,116
Average % leased	95.2%	95.7%
Average % occupied	94.3%	93.4%

Same Property Multifamily Statistics
Number of properties	9	9
Number of units	2,868	2,868
Average % leased	99.4%	99.4%

Same Property Net Operating Income - GAAP Basis
Total office revenues	$118,273	$114,702	3.1%
Total multifamily revenues	17,433	17,759	(1.8)
Total revenues	135,706	132,461	2.4

Total office expense	33,937	34,086	(0.4)
Total multifamily expense	4,238	4,592	(7.7)
Total property expense	38,175	38,678	(1.3)

Same Property NOI - GAAP basis	$97,531	$93,783	4.0%

Same Property Net Operating Income - Cash Basis
Total office revenues	$108,742	$102,934	5.6%
Total multifamily revenues	16,550	15,855	4.4
Total revenues	125,292	118,789	5.5

Total office expense	33,982	34,488	(1.5)
Total multifamily expense	4,238	4,592	(7.7)
Total property expense	38,220	39,080	(2.2)

Same Property NOI - cash basis	$87,072	$79,709	9.2%

NOTE: See page 10 for our definition of NOI, same property and cash basis.

Douglas Emmett, Inc.	RECONCILIATION OF SAME PROPERTY NOI TO GAAP NET INCOME (LOSS) (unaudited and in thousands)

	Three Months Ended September 30,
	2008	2007
Same property office revenues - cash basis	$108,742	$102,934
GAAP adjustments	9,531	11,768
Same property office revenues - GAAP basis	118,273	114,702

Same property multifamily revenues - cash basis	16,550	15,855
GAAP adjustments	883	1,904
Same property multifamily revenues - GAAP basis	17,433	17,759

Same property revenues - GAAP basis	135,706	132,461
Same property office expenses - GAAP basis	(33,937)	(34,086)
Same property multifamily expenses - GAAP basis	(4,238)	(4,592)
Same property Net Operating Income (NOI) - GAAP basis	97,531	93,783

Non-same property NOI - GAAP Basis	11,552	-

Total property NOI - GAAP basis	109,083	93,783
General and administrative expenses	(5,243)	(5,862)
Depreciation and amortization	(63,611)	(50,629)
Operating income	40,229	37,292
Other (expense) income	(43)	205
Interest expense	(52,586)	(41,504)
Loss before minority interests	(12,400)	(4,007)
Minority interests	2,704	1,222
Net loss	$(9,696)	$(2,785)

NOTE: See page 10 for our definition of NOI, same property and cash basis.

Douglas Emmett, Inc.	DEFINITIONS

Funds From Operations (FFO):  We calculate funds from operations before minority interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.  However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor  the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO):  Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO by adding to FFO the non-cash compensation expense, amortization of prepaid financing costs and straight-line rents, and then subtracting recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about the Company’s financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Net Operating Income (NOI):  Reported net income (or loss) is computed in accordance with GAAP.  In contrast, net operating income (NOI) is a non-GAAP measure consisting of the revenue and expense attributable to the real estate properties that we own and operate.  The most directly comparable GAAP measure to NOI is net income (or loss), adjusted to exclude general and administrative expense, depreciation and amortization expense, interest income, interest expense, income from unconsolidated partnerships, minority interests in consolidated partnerships, gains (or losses) from sales of depreciable operating properties, net income from discontinued operations and extraordinary items.  Management uses NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.  We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI.  Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  NOI should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Same Property:  To facilitate a more meaningful comparison of NOI between periods, we calculate comparable amounts for a subset of our owned properties referred to as same properties.  Same property amounts are calculated as the amounts attributable to properties which have been owned and operated by us during the entire span of both periods compared.  Therefore, any properties either acquired after the first day of the earlier comparison period or sold before the last day of the later comparison period are excluded from same properties.  We may also exclude from the same property set any property that is undergoing a major repositioning project that would impact the comparability of its results between two periods.

Cash Basis:  NOI as defined above includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP, and is specifically labeled as GAAP basis.  We also believe that NOI calculated on a cash basis is useful for investors to understand our operations.  Cash basis NOI is also a non-GAAP measure, which we calculate by excluding from GAAP basis NOI our straight-line rent adjustments and the amortization of above/below market lease intangible assets and liabilities.  Accordingly, cash basis NOI should be considered only as a supplement to net income as a measure of our performance.  Cash basis NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.  Cash basis NOI should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Douglas Emmett, Inc.	DEBT BALANCES as of September 30, 2008 (unaudited and in thousands)

	Maturity Date		Principal Balance		Variable Rate	Effective Annual Fixed Rate(1)		Swap Maturity Date
Variable Rate Swapped to Fixed Rate:
Fannie Mae Loan I(2)	06/01/12		$293,000		DMBS + 0.60%	4.70%		08/01/11
Fannie Mae Loan II(2)	06/01/12		95,080		DMBS + 0.60%	5.78		08/01/11
Modified Term Loan I(3)(4)	08/31/12		2,300,000		LIBOR + 0.85%	5.13		08/01/10 - 08/01/12
Term Loan II(5)	08/18/13		365,000		LIBOR + 1.65%	5.52		09/04/12
Fannie Mae Loan III(2)	02/01/15		36,920		DMBS + 0.60%	5.78		08/01/11
Fannie Mae Loan IV(2)	02/01/15		75,000		DMBS + 0.76%	4.86		08/01/11
Term Loan III(6)	04/01/15		340,000		LIBOR + 1.50%	4.77		01/02/13
Fannie Mae Loan V(2)	02/01/16		82,000		LIBOR + 0.62%	5.62		03/01/12
Fannie Mae Loan VI(2)	06/01/17		18,000		LIBOR + 0.62%	5.82		06/01/12
Subtotal			3,605,000	(7)		5.14%	(1)

Variable Rate:
Wells Fargo Loan(8)	03/01/11	(9)	12,000		LIBOR + 1.25%	--		--
$370 Million Senior Secured Revolving Credit Facility(10)	10/30/11	(11)	89,175		LIBOR / Fed Funds +(12)	--		--
Subtotal			101,175
Total, net of portion attributable to minority interest in consolidated joint venture			$3,706,175	(13)

(1)
Includes the effect of interest rate contracts.  Based on actual/360-day basis and excludes amortization of loan fees and unused fees on credit line.  The total effective rate on an actual/365-day basis is 5.21% at September 30, 2008.

(2)	Secured by four separate collateralized pools. Fannie Mae Discount Mortgage-Backed Security (DMBS) generally tracks 90-day LIBOR.
(3)	Secured by seven separate cross-collateralized pools. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(4)
Includes $1.11 billion swapped to 4.96% until August 1, 2010; $545.0 million swapped to 5.83% until December 1, 2010; $322.5 million swapped to 5.05% until August 1, 2011; and $322.5 million swapped to 5.09% until August 1, 2012.

(5)	Secured by six properties in a cross-collateralized pool. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(6)	Secured by four properties in a cross-collateralized pool. Requires monthly payments of interest only, with outstanding principal due upon maturity.
(7)	As of September 30, 2008, the weighted average remaining life of our total outstanding debt is 4.4 years, and the weighted average remaining life of the interest rate swaps is 2.7 years.
(8)	This is an $18 million loan to a consolidated joint venture in which our Operating Partnership owns a two-thirds interest. The loan has a one-year extension option.
(9)	Represents maturity date of March 1, 2010 which we may extend to March 1, 2011.
(10)	This credit facility is secured by nine properties and has two one-year extension options available.
(11)	Represents maturity date of October 30, 2009 which we may extend to October 30, 2011.
(12)
This revolver bears interest at either LIBOR +0.70% or Fed Funds +0.95% at our election.  If the amount outstanding exceeds $262.5 million, the credit facility bears interest at either LIBOR +0.80% or Fed Funds +1.05% at our election.

(13)	Excludes the unamortized non-cash debt premium of $21,697 which represents the mark-to-market adjustment recorded on all variable rate debt outstanding at the time of our IPO.

Douglas Emmett, Inc.

PORTFOLIO DATA

Douglas Emmett, Inc.	OFFICE PORTFOLIO SUMMARY as of September 30, 2008

Submarket	Number of Properties	Rentable Square Feet (1)	Square Feet as a Percent of Total

West Los Angeles
Brentwood	13	1,390,768	10.4%
Olympic Corridor	5	1,096,016	8.2
Century City	3	915,979	6.9
Santa Monica	8	969,942	7.3
Beverly Hills	6	1,342,991	10.1
Westwood	2	396,807	3.0
San Fernando Valley
Sherman Oaks/Encino	11	3,180,952	23.9
Warner Center/Woodland Hills	3	2,855,864	21.4
Tri-Cities
Burbank	1	420,949	3.1
Honolulu	3	757,636	5.7
Total	55	13,327,904	100.0%

(1)
Based on BOMA 1996 remeasurement.  Total consists of 12,368,268 leased square feet, 793,115 available square feet, 75,962 building management use square feet, and 90,559 square feet of BOMA 1996 adjustment on leased space.

Douglas Emmett, Inc.	OFFICE PORTFOLIO OCCUPANCY AND IN-PLACE RENTS as of September 30, 2008

Submarket	Percent Leased(1)	Annualized Rent(2)	Annualized Rent Per Leased Square Foot (3)	Monthly Rent Per Leased Square Foot
West Los Angeles
Brentwood	96.9%	$49,951,360	$37.45	$3.12
Olympic Corridor	93.9	31,842,066	31.77	2.65
Century City	98.5	31,912,853	35.73	2.98
Santa Monica (4)	93.9	44,447,941	49.31	4.11
Beverly Hills	94.0	45,952,886	37.32	3.11
Westwood	95.6	13,494,637	36.01	3.00
San Fernando Valley
Sherman Oaks/Encino	94.0	88,784,321	30.62	2.55
Warner Center/Woodland Hills	90.8	72,623,328	28.64	2.39
Tri-Cities
Burbank	100.0	13,383,871	31.79	2.65
Honolulu	91.8	22,930,500	33.63	2.80

Total / Weighted Average	94.0	$415,323,763	33.84	2.82

Recurring Capital Expenditures
- Office (per rentable square foot) for the three months ended September 30, 2008			$0.12
- Office (per rentable square foot) for the nine months ended September 30, 2008			$0.32

(1)	Includes 93,354 square feet with respect to signed leases not yet commenced.
(2)
Represents annualized monthly cash rent under leases commenced as of September 30, 2008 (excluding 93,354 square feet with respect to signed leases not yet commenced).  The amount reflects total cash rent before abatements.  For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	Represents annualized rent divided by leased square feet (excluding 93,354 square feet with respect to signed leases not commenced) as set forth in note (1) above for the total.
(4)	Includes $1,287,232 of annualized rent attributable to our corporate headquarters at our Lincoln/Wilshire property.

Douglas Emmett, Inc.	MULTIFAMILY PORTFOLIO SUMMARY as of September 30, 2008

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

West Los Angeles
Brentwood	5	950	33%
Santa Monica	2	820	29
Honolulu	2	1,098	38
Total	9	2,868	100%

Submarket	Percent Leased	Annualized Rent (1)	Monthly Rent Per Leased Unit

West Los Angeles
Brentwood	99.3%	$24,041,579	$2,125
Santa Monica(2)	99.8	20,766,312	2,116
Honolulu	99.7	18,809,840	1,431
Total / Weighted Average	99.6	$63,617,731	1,856

Recurring Capital Expenditures
- Multifamily (per unit) for the three months ended September 30, 2008			$101
- Multifamily (per unit) for the nine months ended September 30, 2008			$293

(1)	Represents September 30, 2008 multifamily rental income annualized.
(2)	Excludes 10,013 square feet of ancillary retail space, which generates $293,022 of annualized rent as of September 30, 2008.

Douglas Emmett, Inc.	TENANT DIVERSIFICATION (1.0% or Greater of Annualized Rent) as of September 30, 2008

	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent(2)	Percent of Annualized Rent

Time Warner(3)	4	4	2010-2019	642,845	4.8%	$21,203,319	5.1%
AIG (Sun America Life Insurance)	1	1	2013	182,010	1.4	5,683,814	1.3
The Endeavor Agency, LLC	2	1	2019	113,878	0.9	4,955,666	1.2
Health Net Inc.(4)	2	1	2008-2014	176,530	1.3	4,671,172	1.1
Metrocities Mortgage, LLC(5)	2	2	2010-2015	138,040	1.0	4,101,901	1.0
Bank of America (6)	11	8	2009-2013	112,925	0.9	4,005,407	1.0
Total	22	17		1,366,228	10.3%	$44,621,279	10.7%

(1)	Expiration dates are per leases and do not assume exercise of renewal, extension or termination options. For tenants with multiple leases, expirations are shown as a range.
(2)
Represents annualized monthly cash rent under leases commenced as of September 30, 2008.  The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)
Includes a 62,000 square foot lease expiring in June 2010, a 10,000 square foot lease expiring in October 2013, a 150,000 square foot lease expiring in April 2016, and a 421,000 square foot lease expiring in September 2019.

(4)	Includes a 51,000 square foot lease expiring in December 2008 and a 125,000 square foot lease expiring in December 2014.
(5)	Includes a 8,000 square foot lease expiring in September 2010 and a 130,000 square foot lease expiring in February 2015.
(6)
Includes a 5,000 square foot lease expiring in September 2009, a 9,000 square foot lease expiring in September 2010, a 7,000 square foot lease expiring in December 2010, two leases total 20,000 square foot expiring in January 2011, a 2,000 square foot lease expiring in May 2011, a 16,000 square foot lease expiring in July 2011, a 41,000 square foot lease expiring in January 2012, a 6,000 square foot lease expiring in May 2012, and a 8,000 square foot lease expiring in July 2013.

Douglas Emmett, Inc.	INDUSTRY DIVERSIFICATION as of September 30, 2008

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	354	15.8%
Financial Services	277	14.9
Entertainment	133	11.4
Real Estate	169	9.1
Health Services	298	8.9
Accounting & Consulting	210	8.7
Insurance	87	7.6
Retail	169	7.1
Technology	73	4.0
Advertising	59	3.2
Public Administration	29	1.8
Educational Services	10	0.7
Other	253	6.8
Total	2,121	100.0%

Douglas Emmett, Inc.	LEASE DISTRIBUTION as of September 30, 2008

	Number of Leases	Leases as a Percent of Total	Rentable Square Feet (1)		Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total

2,500 or less	1,039	49.0%	1,424,984		10.7%	$50,802,513	12.2%
2,501-10,000	800	37.7	3,882,930		29.1	131,318,486	31.6
10,001-20,000	186	8.8	2,620,477		19.7	86,915,605	20.9
20,001-40,000	67	3.2	1,841,756		13.8	62,063,191	15.0
40,001-100,000	22	1.0	1,247,352		9.4	44,823,244	10.8
Greater than 100,000	7	0.3	1,257,415		9.4	39,400,724	9.5
Subtotal	2,121	100%	12,274,914	(4)	92.1%	415,323,763	100.0%
Available	-	-	793,115		5.9	-	-
BOMA Adjustment(3)	-	-	90,559		0.7	-	-
Building Management Use	-	-	75,962		0.6	-	-
Signed leases not commenced	-	-	93,354		0.7	-	-
Total	2,121	100.0%	13,327,904		100.0%	$415,323,763	100.0%

(1)
Based on BOMA 1996 remeasurement. Total consists of 12,368,268 leased square feet (includes 93,354 square feet with respect to signed leases not commenced), 793,115 available square feet, 75,962 building management use square feet, and 90,559 square feet of BOMA 1996 adjustment on leased space.

(2)
Represents annualized monthly cash base rent (i.e., excludes tenant reimbursements, parking and other revenue) under leases commenced as of September 30, 2008 (excluding 93,354 square feet with respect to signed leases not yet commenced). The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(3)	Represents square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.
(4)	Average tenant size is approximately 5,800 square feet. Median is approximately 2,600 square feet.

Douglas Emmett, Inc.	LEASE EXPIRATIONS as of September 30, 2008

Year of Lease Expiration	Number of Leases Expiring	Rentable Square Feet(1)	Expiring Square Feet as a Percent of Total	Annualized Rent(2)	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(3)	Annualized Rent Per leased Square Foot at Expiration(4)

Available	-	793,115	5.9%	$-	-%	$-	$-
2008	106	379,428	2.8	11,791,291	2.8	31.08	31.09
2009	448	1,761,743	13.2	56,944,880	13.7	32.32	32.85
2010	421	1,756,092	13.2	59,537,714	14.3	33.90	35.46
2011	378	1,776,660	13.3	60,670,811	14.6	34.15	37.29
2012	286	1,541,310	11.6	51,574,662	12.4	33.46	37.78
2013	237	1,579,593	11.9	56,522,728	13.6	35.78	42.22
2014	101	874,588	6.6	27,833,370	6.7	31.82	40.34
2015	52	625,522	4.7	20,144,999	4.9	32.21	40.58
2016	30	615,805	4.6	20,102,046	4.9	32.64	39.45
2017	27	301,257	2.2	10,283,008	2.5	34.13	47.69
2018	24	275,204	2.1	12,570,338	3.0	45.68	65.56
Thereafter	11	787,712	5.9	27,347,916	6.6	34.72	45.71
BOMA Adjustment(5)	-	90,559	0.7	-	-	-	-
Building Management Use	-	75,962	0.6	-	-	-	-
Signed leases not commenced	-	93,354	0.7	-	-	-	-
Total/Weighted Average	2,121	13,327,904	100.0%	$415,323,763	100.0%	$33.84	$38.82

(1)
Based on BOMA 1996 remeasurement. Total consists of 12,368,268 leased square feet (includes 93,354 square feet with respect to signed leases not commenced), 793,115 available square feet, 75,962 building management use square feet, and 90,559 square feet of BOMA 1996 adjustment on leased space.

(2)	Represents annualized monthly base rent under leases commenced as of September 30, 2008. The amount reflects total base rent before abatements.
(3)	Represents annualized rent divided by leased square feet.
(4)	Represents annualized rent at expiration divided by leased square feet.
(5)	Represents the square footage adjustments for leases that do not reflect BOMA 1996 remeasurement.

Douglas Emmett, Inc.	QUARTERLY LEASE EXPIRATIONS – NEXT FOUR QUARTERS as of September 30, 2008

Submarket		Q4 2008		Q1 2009		Q2 2009		Q3 2009

West Los Angeles
Brentwood	Expiring SF	39,062		40,637		35,439		54,677
	Rent per SF(1)	$34.36		$35.04		$37.14		$32.80
Olympic Corridor	Expiring SF	23,839		31,637		59,194		27,690
	Rent per SF(1)	$27.43		$28.01		$29.48		$30.48
Century City	Expiring SF	7,038		12,366		56,491		25,154
	Rent per SF(1)	$33.02		$32.86		$32.43		$30.55
Santa Monica	Expiring SF	13,088		979		28,768		11,199
	Rent per SF(1)	$46.86		$43.89		$47.60		$40.65
Beverly Hills	Expiring SF	36,323		27,883		38,275		65,285
	Rent per SF(1)	$36.77		$31.33		$34.12		$32.42
Westwood	Expiring SF	4,601		3,116		10,930		2,918
	Rent per SF(1)	$34.19		$33.06		$33.95		$34.58
San Fernando Valley
Sherman Oaks/Encino	Expiring SF	99,183		68,495		71,096		150,975
	Rent per SF(1)	$29.65		$30.00		$29.59		$30.17
Warner Center/Woodland Hills	Expiring SF	149,244		86,843		179,121		54,816
	Rent per SF(1)	$28.80		$28.81		$28.98		$29.13
Tri-Cities
Burbank	Expiring SF	-		-		-		-
Rent per SF(1)		$-		$-		$-		$-
Honolulu	Expiring SF	7,050		4,484		10,681		35,369
Rent per SF(1)		$31.80		$30.87		$36.37		$45.68
Total	Expiring SF	379,428	(2)	276,440	(3)	489,995	(4)	428,083	(5)
Rent per SF(1)		$31.09		$30.50		$31.89		$32.35

(1)
Represents annualized base rent (i.e., excludes tenant reimbursements, parking and other revenue) per leased square foot at expiration. The amount reflects total cash rent before abatements. For our Burbank and Honolulu office properties, annualized rent is converted from triple net to gross by adding expense reimbursements to base rent.

(2)	As of September 30, 2008, 257,568 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending December 31, 2008.
(3)	As of September 30, 2008, 102,567 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending March 31, 2009.
(4)	As of September 30, 2008, 72,407 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending June 30, 2009.
(5)	As of September 30, 2008, 23,939 rentable square feet had been renewed for leases that were previously scheduled to expire in the quarter ending September 30, 2009.

Douglas Emmett, Inc.	OFFICE PORTFOLIO LEASING ACTIVITY for the three months ended September 30, 2008

Gross New Leasing Activity
Rentable square feet		174,378
Number of leases		47
Gross Renewal Leasing Activity
Rentable square feet		340,460
Number of leases		68
Net Absorption
Leased rentable square feet		(97,043)
Cash Rent Growth (1)
Expiring Rate		$32.18
New/Renewal Rate		$38.66
Increase		20.1%
Straight-Line Rent Growth (2)
Expiring Rate		$30.36
New/Renewal Rate		$41.74
Increase		37.5%
Weighted Average Lease Terms
New (in months)		56
Renewal (in months)		55

	Total Lease	Annual Lease
	Transaction	Transaction
Tenant Improvement and Leasing Commissions (per rentable square foot) (3)	Costs	Costs
New leases	$20.96	$4.50
Renewal leases	$10.89	$2.39
Blended	$14.30	$3.11

(1)	Represents the difference between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents on the same space.
(2)	Represents a comparison between straight-line rent on expiring leases and the straight-line rent for new leases on the same space.
(3)	Represents weighted average lease transaction costs based on the leases executed in the current quarter in our properties, including repositioned properties.